REPORT ON ASSESSMENT OF COMPLIANCE WITH REGULATION AB SERVICING
CRITERIA

Fifth Third Mortgage Company, (the "Asserting Party") is responsible for assessing compliance as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006 (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for criteria 229.1122 (d)(1)(iii), (d)(2)(iv), (d)(3)(i)(c) and (d)(4)(xv) of the CFR, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the residential mortgage loans covered by this report (such criteria, after giving effect to the exceptions identified above, the "Applicable Servicing Criteria"). The loans covered by this report, [set forth on Exhibit A hereto], include the residential mortgage loans sold to non-government-sponsored entities for which the Asserting Party served as servicer, that were completed on or after January 1, 2006, (the "Platform").

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted servicing activities as of and for the period ended December 31, 2006. Specific vendors have been identified as a party participating in the servicing function and have provided separate assessment and attestation reports for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in section 1122(d)(4)(xi) and 1122(d)(4)(xii).

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period as set forth in this assertion.

Fifth Third Mortgage Company, as Servicer
By:	/s/ Charles Mannes
Name:	Charles Mannes	Date: March 9, 2007
Title:	Vice President

By:	/s/ Joe Robinson
Name:	Joe Robinson	Date: March 9, 2007
Title:	Senior Vice President

EXHIBIT A
Investor	Investor Name
63100	WELLS FARGO (CSMC 2006-8)
63105	LEHMAN (LXS 2006-7)
63106	LEHMAN BROTHERS Jumbo ARM
63109	CREDIT SUISSE
63113	WELLS FARGO (JPMMT2006-S2)
63115	WELLS FARGO (CSMC 2006-1)
63116	WELLS FARGO (CSMC 2006-2)
63117	WACHOVIA
63118	LEHMAN (LMT 2006-2)
63119	WELLS FARGO for JP MORGAN
63120	WELLS FARGO for JP MORGAN
63121	WELLS - EMC (PRIME 2006-CL1)
63122	WELLS FARGO (JPMMT2006-A3)
63123	WELLS FARGO (JPMMT2006-A4)
63124	CITIGROUP
63125	WELLS FARGO (JPALT2006-A3)
63126	WELLS FARGO (JPALT2006-S3)
63127	CITIGROUP (CMLTI 2006-AR6)
63128	WELLS FARGO (CSMC 2006-7)
63129	MORGAN STANLEY
63130	CITIGROUP
63131	CS/FB
63132	CITIGROUP (CMLTI 2006-AR7)
63133	WELLS FARGO (CSAB 2006-3)
63134	MSM 2006-15XS
63135	WACHOVIA
63136	WELLS FARGO for JP MORGAN
63137	CS/FB
63138	WELLS FARGO (JPALT 2006-S4)
63139	US BANK (JPALT 2006-A7)
63140	WELLS FARGO for JP MORGAN
63141	CITIGROUP
63142	CITIGROUP
63143	WELLS FARGO (JPMMT 2006-S4)
63144	WACHOVIA (Hudson City)